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EXHIBIT 3.5

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION OF
DUKE ENERGY HUDSON, LLC

        Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, as amended, the undersigned hereby certifies as follows:

        FIRST. The name of the limited liability company is DUKE ENERGY HUDSON, LLC (the "Company").

        SECOND. The date of filing of the Certificate of Formation of the Company is August 28, 2002.

        THIRD. The Certificate of Formation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following:

    "FIRST. The name of the limited liability company is MSW ENERGY HUDSON LLC."

        IN WITNESS WHEREOF, the undersigned hereby affirms under the penalties of perjury that the facts stated herein are true, this 30th day of June, 2003.

/s/ MICHAEL J. MILLER
Name:	Michael J. Miller
Title:	President

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CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF DUKE ENERGY HUDSON, LLC